Exhibit 99.4

AT&T INC.
PRO FORMA RESTATED CONSOLIDATED REVENUE BY PRODUCT SUPPLEMENTAL DETAIL FOR THE QUARTERS AND YEAR ENDED 2006
Dollars in millions

	For the Quarter Ended				For the Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Operating Revenues
Voice	$11,109	$10,996	$10,850	$10,550	$43,505
Data	5,450	5,492	5,579	5,652	22,173
Wireless service	7,987	8,277	8,646	8,782	33,692
Directory	1,413	1,463	1,456	1,491	5,823
Other	2,941	2,976	2,861	3,083	11,861
Total Operating Revenues	$28,900	$29,204	$29,392	$29,558	$117,054

AT&T INC.
PRO FORMA RESTATED CONSOLIDATED REVENUE BY PRODUCT SUPPLEMENTAL DETAIL FOR THE QUARTERS AND YEAR ENDED 2005
Dollars in millions

	For the Quarter Ended				For the Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Operating Revenues
Voice	$12,025	$11,833	$11,600	$11,391	$46,849
Data	5,276	5,296	5,350	5,404	21,326
Wireless service	7,401	7,700	7,703	7,758	30,562
Directory	1,397	1,434	1,426	1,432	5,689
Other	2,917	3,098	3,160	3,204	12,379
Total Operating Revenues	$29,016	$29,361	$29,239	$29,189	$116,805